UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd.,

Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 9, 2026, Alaunos Therapeutics, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market.

The Notice states that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, reported stockholders’ equity of $2,153,000. As of the date of the Notice, the Company also does not meet the alternative continued listing standards of (i) a market value of listed securities of $35 million or (ii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Under Nasdaq’s rules, the Company has 45 calendar days from the date of the Notice (until May 26, 2026) to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance with the stockholders’ equity requirement. The Notice further states that Nasdaq will consider factors such as the Company’s ability to sustain 12 months of stockholder’s equity compliance, the Company’s past compliance history, the reasons for the current non-compliance, other corporate events that may occur during the review period, the Company’s overall financial condition, and its public disclosures when evaluating the plan.

The Company intends to submit a compliance plan to Nasdaq within the required 45-day period and is evaluating potential actions to regain compliance. There can be no assurance that the plan will be accepted or that the Company will be able to regain compliance within any extension period granted by Nasdaq.

In the event that the Company’s plan is not accepted, or that the plan is granted by the staff at Nasdaq but the Company is unable to regain compliance, the Company would have the right to request a hearing before an independent Nasdaq hearings panel. The request for a hearing would result in a stay of any suspension or delisting action pending the conclusion of the hearing process.

As required by Nasdaq rules, the Company will submit this Form 8-K to Nasdaq’s MarketWatch Department. Trading in the Company’s securities is expected to continue as a result of this disclosure, provided the announcement is made within the required timeframe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date:	April 15, 2026	By:	/s/ Holger Weis
		Name:	Holger Weis
		Title:	Chief Executive Officer